Exhibit 3.3

                                     By-LAWS
                                       OF
                      INTEGRATED HEALThcare Holdings, Inc.


ARTICLE I. OFFICES.

            Section 1. PRINCIPAL OFFICE. The principal office of Integrated Healthcare Holdings, Inc. shall be located in Pasadena, State of California, or at such other place as shall from time to time be fixed by the Board of Directors.

            Section 2. The corporation may have such other offices, within or without the State of Utah, as the Board of Directors may designate or as the business of the corporation may require from time to time.

            Section 3. The registered office of the corporation required by the laws of the State of Utah to be maintained in the State of Utah, may be, but need not be, identical with the principal office of the corporation in the State of Utah, and the registered office and the registered agent at such office may be changed from time to time by the Board of Directors.

ARTICLE II. SHAREHOLDERS.

            Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on DECEMBER 7, at the hour of 10:00 A.M., at the principal office LOCATED IN PASADENA, CALIFORNIA, and annually thereafter at the same time and place.

            Section 2. PURPOSES OF ANNUAL MEETING. The annual meeting shall be for the purpose of electing directors, and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

            Section 3. SPECIAL MEETING. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all of the outstanding shares of the corporation entitled to vote at the meeting.

            Section 4. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Utah as the place for the holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the registered office of the corporation in the State of Utah.

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            Section 5. NOTICE OF MEETING.  Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer of persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address at it appears on the stock transfer books of the corporation, with postage thereon prepaid.

            Section 6. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholder entitled to notice of or to vote at a meeting of shareholders, or of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

            Section 7. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the corporation, shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by each, which list, for a period of ten days prior to the meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting. CAVEAT - Officer or agent may be liable to shareholder suffering damage.

            Section 8. QUORUM OF SHAREHOLDERS. A majority of the outstanding shares of the corporation entitled to vote, represented in person or any proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. CAVEAT - a greater number may be required by law or elsewhere in these by-laws.

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            Section 9. PROXIES.  At all meetings of shareholders,  a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

            Section 10. VOTING OF SHARES. Each outstanding share entitled to vote (common share) shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

            Section 11. VOTING OF CERTAIN SHARES. Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without transfer thereof into his name if authority so to do be contained in an appropriate order of the Court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred. On or after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares. Shares of its own stock held by the corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

            Section 12. NONCUMULATIVE VOTING. At each election for directors every shareholder entitled to vote at such election have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

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            Section  13.  VOTING  TRUST.  Any  number  of  shareholders  of  the corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period of not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, by depositing a counterpart of the agreement with the corporation at its registered office, and by transferring their shares to such trustee or trustees for the purpose of the agreement. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at a reasonable time for any proper purpose.

            Section 14. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III. BOARD OF DIRECTORS.

            Section  1.  GENERAL  POWERS.   The  business  and  affairs  of  the
corporation shall be managed by its Board of Directors.

            Section 2. NUMBER, TENURE, AND QUALIFICATIONS. The number of directors of this corporation shall be not less than three nor more than seven. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

            Section 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Utah, for the holding of additional regular meetings without other notice than such resolution.

            Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Utah, as the place for holding any special meeting of the Board of Directors called by them.

            Section 5. NOTICE. Notice of any special meeting shall be given at least five days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

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            Section 6.  QUORUM.  A majority  of the  number of  directors  shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

            Section 7. MANNER OF ACTING. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action required to be taken at a meeting of the Board of Directors may be taken without a meeting, provided a consent in writing, setting forth the action taken, shall be signed by all of the directors. Such consent shall have the same effect as a unanimous vote.

            Section 8. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors, shall be filled by the Board of Directors, such appointment to be until the next annual meeting or a special meeting of the shareholders called for the purpose of electing a director to the office to created.

            Section 9. COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each such meeting of the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Any such compensation fixed by the Board of Directors shall be reported to the shareholders.

            Section 10. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

            Section 11. REMOVAL OF DIRECTORS. At a meeting called expressly for that purpose, one or more of (or) the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Any directorship to be filled by reason of the removal of one or more directors by the shareholders may be filled by election by the shareholders at the meeting at which the director or directors are moved.

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ARTICLE IV. OFFICERS.

            Section 1. The officers of the corporation shall be a president, one or more vice presidents (the number thereof to be determined by the Board of Directors), a secretary, and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of president and secretary.

            Section 2. ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

            Section 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

            Section 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

            Section 5. PRESIDENT. The president shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

            Section 6. THE VICE PRESIDENT. In the absence of the president or in the event of his death, or inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers and be subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

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            Section 7. THE SECRETARY. The secretary shall:

            (a) keep the minutes of the shareholder's meetings and of the Board of Directors meetings in one or more books provided for that purpose;

            (b) see that all notices are duly given in accordance with the provisions of these by-laws as required by law;

            (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal, is duly authorized;

            (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;

            (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

            (f) have general charge of the stock transfer books of the corporation;

            (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

            Section 8. THE TREASURER. If required by the Board of Directors, the treasurer shall give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall:

            (a) have charge and custody and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article V of these by-laws; and

            (b) in general perform all duties incident to the office of treasurer and such other duties from time to time that may be assigned to him by the president or by the Board of Directors.

            Section 9. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries, when authorized by the Board of Directors, may sign with the president or a vice president certificates for the shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurer shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

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            Section 10.  COMPENSATION.  The  salaries of the  officers,  if any, shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS.

            Section 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

            Section 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

            Section 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

            Section 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE  VI.  CERTIFICATES  FOR  SHARES,  THEIR  TRANSFER,   LOST  CERTIFICATES.

            Section 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require and shall give the corporation a bond of indemnity in form and with one or more sureties and in such amount as determined by the Board of Directors, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, but always subject to the approval of the Board of Directors.

            Section 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to the transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

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ARTICLE VII. DIVIDENDS.

            Section 1. WHEN DECLARED. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in cash, property, or its own shares, upon the terms and conditions provided by law.

            Section 2. RESERVE. The Board of Directors may set aside out of the net profits of the corporation available for dividends such sum or sums, before payment of any dividend, as the Board of Directors in their absolute discretion think proper as a reserve fund. to meet contingencies, or for equalizing dividends, or for repairing, or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and they may abolish or modify any such reserve in the manner in which it was created.

ARTICLE VIII. SEAL.

            Section 1. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon

ARTICLE IX. WAIVER OF NOTICE.

            Section 1. Whenever any notice is required to be given to any shareholder or any director of the corporation under the provisions of these by-laws or under the provisions of the laws of the State of Utah, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE X. AMENDMENTS.

            Section 1. The power to alter, amend or appeal the by-laws of the corporation, or to adopt new by-laws shall be vested in the Board of Directors, subject to repeal or change by action of the shareholders; provided, no by-laws shall be adopted by the Board of Directors which shall require more than a majority of the voting shares for a quorum at a meeting of the shareholders, or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law. The directors may amend or repeal by-laws passed by them but may not amend or repeal the by-laws passed by the shareholders.


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